Exhibit 10.8

AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

BY AND BETWEEN

PETER J. JOHNSON

AND

AMERICAN FEDERAL SAVINGS BANK

DATED

OCTOBER 1, 2009

SECTION 7 – TERMINATION FOR CLAUSE

Strike Section 7, “TERMINATION FOR CAUSE” in its entirety and substitute the following:

“For purposes of this Agreement, “Termination for Cause” shall include termination because of EXECUTIVE’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Following Notice of Termination for Cause, EXECUTIVE shall have a right to a hearing for reinstatement and the provision of back pay and benefits at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to the EXECUTIVE and an opportunity for him, with his counsel, to be heard before the Board at such meeting and which such meeting shall be held not more than 30 days from the Notice of Termination for Cause). After such meeting, any Termination for Cause shall be found if a resolution of the Board by an affirmative vote of not less than a majority of the Board is delivered to EXECUTIVE. EXECUTIVE shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to EXECUTIVE under any stock option plan or any unvested awards granted under any other stock benefit plan of the BANK, the COMPANY, or any subsidiary or affiliate thereof, shall become null and void effective upon EXECUTIVE’s receipt of Notice of Termination for Cause pursuant to Section 7 hereof, and shall not be exercisable by EXECUTIVE at any time subsequent to such Termination for Cause unless EXECUTIVE is reinstated.”

SECTION 8 – REQUIRED PROVISIONS

In Section 8(f), change the reference from “FDIC” to “FDIA”.

SECTION 18 – ARBITRATION

This section is amended by adding after the words “Date of Termination” the phrase “unless terminated for cause pursuant to Section 7.”

SECTION 20 – INDEMNIFICATION

This section is amended by adding at the beginning thereof the following sentence: “All payments to the EXECUTIVE under this Section 20 are subject to applicable limitations of Section 18(k) of the FDIA.”

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